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                                                                  EXHIBIT 3.21


                                AMENDED AND RESTATED

                                      BY-LAWS

                                         OF

                         THE NEW YORK LAW PUBLISHING COMPANY


                                     ARTICLE I
                                      OFFICES

SECTION 1. PRINCIPAL OFFICE. - The principal office of the Corporation shall be in New York, New York.

SECTION 2. OTHER OFFICES. - The Corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the directors.

                                     ARTICLE II
                                    SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. - Meetings of the shareholders may be held at such place or places, within or without the Sate of New York, as shall be fixed by the directors and stated in the notice of the meeting.

SECTION 2. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, on the first Monday in May.

SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, not less than ten (10) nor more than fifty (50) days prior to the meeting.

SECTION 4. SPECIAL MEETEINGS. - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent (25%) of the stock then outstanding and entitled to vote.

SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, not less than ten (10) nor more than fifty (50) days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

SECTION 6. QUORUM - At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or by the Certificate of Incorporation.

SECTION 7. VOTING - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and except as may be otherwise provided by law or by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

SECTION 8. ADJOURNED MEETINGS. - Any meeting of the shareholders may be adjourned to a designated time and place by a vote of majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned




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meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9.     ACTION WITHOUT MEETING.   Whenever by any provision of law or of
the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, including, without limitation, election of directors, the notice, meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                      ARTICLE III
                                       DIRECTORS

SECTION 1. NUMBER. - The business of the Corporation shall be managed under the direction of its Board of Directors each of whom shall be at least eighteen
(18) years of age. The number of directors of the Corporation shall be such number, but not more than twelve (12), as shall be determined form time to time by resolution of the Board of Directors or shareholders. The number of directors may be less than three (3) only when all the shares of the Corporation are owned by less than three (3) shareholders, but in such event the number of directors may not be less than the number of shareholders. Each director shall hold office of the term of (1) year and until his successor is elected and qualified. Directors need not be shareholders.

For so long as (i) the Corporation is a subsidiary of Alexandra Publishing Corporation, a Delaware corporation ("Alexandra"), and (ii) pursuant to the Amended and Restated Shareholders Agreement, dated as of May 8, 1992, by and among Apollo Investment Fund, L.P. ("Apollo"), Price Communications Corporation ("Price"), Price Publishing Corporation ("PPC"), Alexandra and the Corporation, (the "Shareholders Agreement") Price or any successor or transferee thereof shall have the right to nominate a director to serve on the Board of Directors of Alexandra (know hereunder as the "Alexandra-Price Director"), the Alexandra-Price Director (or his other nominee) shall also be entitled to be elected as a director of the Corporation and shall be known hereunder as the Price Director."

SECTION 2. POWERS. - The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to the shareholders.

For so long as there shall be a Price Director, the following shall apply:

A. High Vote of Directors. The approval of the Price Director shall be required with respect to the following matters:

(i) The entering into or amendment of any contract or transaction, or series of transactions, the value of which in the aggregate exceeds $10,000, between the Corporation and any of its affiliates other than Alexandra or a direct or indirect subsidiary of Alexandra or the Corporation (a "Corporation Subsidiary"), provided that, from time to time, if the corporation determines that the Corporation needs additional capital and Apollo and/or other accounts managed by Apollo Advisors, L.P. or its affiliates (collectively "Affiliates"), its directors, officers, employees or agents or any successor in interest to or transferee or any of the foregoing persons (collectively, "Buyers Affiliates") desire to provide such capital to the Corporation, the Corporation may issue a note or notes to Apollo and/or its Buyer Affiliates (other than any note or notes which are (A) convertible into the Corporation's capital stock, or issued in connection with any options, warrants, contracts or similar rights to acquire or instruments convertible into the Corporation's capital stock or (B) issued pursuant to subsection 2.2(ii) or (v) or as contemplated by Section 6.13 of the Amended and Restated Purchase Agreement by and among Price, PPC, the Corporation, Alexandra and Apollo dated as of May 8, 1992, (the "Purchase Agreement"), or issued to a bona fide third party purchaser or purchasers (which is not Apollo or one of its Buyer Affiliates, partners, directors, employees, or agents (collectively, "Buyer Related Parties") in connection with any refinancing of such

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debt securities within 180 days of the closing date of the Purchase Agreement)
in respect of such capital on such commercially reasonable terms as may be acceptable to the Price Director, provided further, however, that if the Price Director objects to such terms, the Corporation may issue such note or notes on such terms only if the Corporation receives a fairness opinion form Morgan Stanley Group, Inc. or an appropriate affiliate thereof;

(ii) Payments in respect of the shares of the common stock of Alexandra (including without limitation payments in respect of share purchases by the Corporation) except on a pro rata basis in respect of Apollo and Price or in connection with any purchase of shares from Finkelstein pursuant to Sections 1.2.1(a), 3(a) or 3(e) of the Amended and Restated Shareholders Agreement dated May 8, 1992 among Apollo, James A. Finkelstein ("Finkelstein"), the Corporation and Alexandra (the "Finkelstein Shareholders Agreement") so long as Finkelstein's employment with the Corporation terminates before or not more than 60 days after such purchase, provided that if Finkelstein's employment with the Corporation does not so terminate, Price shall have the right to require the Corporation to purchase the shares of Alexandra owned by Price on the same terms as the Corporation purchased Finkelstein's shares;

(iii) The determination by the Board of Directors to expand the activities of the Corporation into any line of business not involving the ownership or operation of interests in book publishing, newspaper publishing, magazine publishing, broadcasting, cable television, database properties, electronic publishing, newsletters and other media properties, and seminars, software and other services;

(iv) The sale or other disposition of any stock of any Corporation Subsidiary (other than a pledge to a bona fide third party lender (which is not Apollo or a Buyer Affiliate) or a sale upon the foreclosure thereunder) or the sale of all or substantially all of the Corporation's assets of any other person or entity or the issuance of shares of Common Stock in connection with a merger or consolidation of the Corporation with any other entity; provided, however, that the Corporation may transfer all or any part of its assets to, or merge with or into Alexandra or any wholly-owned Corporation Subsidiary;

(v) Any amendment of the Certificate of Incorporation or By-laws of the Corporation that would amend the voting requirements referred to in this Article III, Section 2 or the Shareholders Agreement, the preemptive rights granted pursuant to the Shareholders Agreement or the provisions of Section 5 or 6 of this Article III as they relate to the Price Director.

B. Action During Vacancy. The Board of Directors shall not pass any resolution or take any action with respect to those matters enumerated in this
Article III, Section 2, while the seat of the Price Director on the Board of Directors remains vacant, provided that such director's place on the Board of Directors has not been vacant for more than thirty (30) days without a replacement having been nominated.

C. Director of Subsidiaries. The Corporation shall vote any shares which it may own of any Corporation Subsidiary to cause the Price Director (or his or her nominee) to at all times be elected as a director of such Corporation Subsidiary but the election of the remaining directors of such Corporation Subsidiary shall be within the full director of the Board of Directors of the Corporation.

SECTION 3. MEETINGS, QUORUM. - Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum is in attendance. Except as may be otherwise provided by law or by the Certificate of Incorporation, if there are three (3) or more directors, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board. If there are less than three (3) directors, all directors are necessary for a quorum.

The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be determined from time to time by the Board. The Chairman of the Board (if any), the President or the Secretary may call, and, at the request of any two directors, shall call, a special meeting of the Board of Directors, on at least five (5) days' notice if given by mail or two (2) days' notice if given personally or by telegraph or cable to each director specifying the time and place thereof.



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Any one or more members of the Board or any Committee thereof may participate in a meeting of the Board or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at the meeting.

SECTION 4. ACTION WITHOUT MEETING. - Any action required or permitted to be taken without a meeting if all members of the Board or such Committee sign a written consent thereto, and the resolutions and the written consents are filed with the minutes of the proceedings of the Board or such Committee.

SECTION 5. VACANCIES, REMOVAL. - Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of removal of directors with our without cause and newly-created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders or bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for or without cause, by vote of the shareholders holding a majority of the outstanding stock of the Corporation entitled to vote , present in person or by proxy, at any regular or special meeting of the shareholders, or (b) for cause by action of the Board of Directors at any regular or special meeting of the Board.

Notwithstanding the provisions of the Article III, Section 5, in the event that a director ("Without Director") selected in the manner set forth in the Shareholders Agreement is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors of the Corporation, such Withdrawing Director's replacement (the " Substitute Director") on the Board of Directors of the Corporation will be nominated in the same manner as that in which the Withdrawing Director was nominated, and shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders. So long as there is a Price Director, the Price Director may not be removed by any means without the Alexandra-Price Director's consent. So long as there is a Price Director, the Price Director may not be removed by any means without the cause.

SECTION 6. COMMITTEES. - The Board of Directors, by resolution, adopted a majority of the entire board, may designate from its members an Executive committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

For so long as there shall be a Price Director, the Price Director shall also be a member of the Compensation Committee, if any of the Board of Directors.

ARTICLE IV
OFFICERS

SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors, and shall hold office until removed or until the election and qualification of their respective successors at the pleasure of the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board. Except for the offices of President and Secretary, any two offices or more may be held by on the person, provided, however, that when all of the issued and outstanding stock of the Corporation is owned by one person, such persona may hold all or any combination of offices. All vacancies occurring among any of the officers will be filled the Board of Directors. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a special meeting of Board of Directors called for that purpose.

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SECTION 2.     OTHER OFFICERS - The Board of Directors may appoint such other officers and agents with such power and duties as it shall deem appropriate.

SECTION 3. CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as shall from time to time be assigned by the Board of Directors.

SECTION 4. PRESIDENT. - The President, who may, but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. Subject to the direction of the Board of Directors, the President shall have general management and control of the business and affairs of the Corporation.

SECTION 5. THE VICE PRESIDENT. - The Vice President, or if there be more than one, the Senior Vice President, as determined by the Board of Directors, in the absence of disability of the President, shall exercise powers and perform the duties of the President and each Vice President shall exercise such other powers and perform such other duties as shall from time to time be assigned by the Chairman of the Board (if any), President or Board of Directors.

SECTION 6. TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; he shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors; he shall receive and give receipts for moneys paid to the Corporation; he shall disburse the funds of the Corporation on account of all bills, payrolls, and other just debtors of the Corporation, of whatever nature, upon maturity; he shall enter regularly, in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the Corporation; he shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and he shall perform all other duties incident to the office of Treasurer and as may be assigned by the Chairman of the Board (if any), President or Board of Directors.

SECTION 7. SECRETARY. - The Secretary shall keep the minutes of all proceedings of the directors and of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board (if any), the President, directors or shareholders, upon whose requisition the meeting is called as provided in these By-Laws; he shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stack books and such other books and duties incident to the office of Secretary and as may be assigned by the Chairman of the Board (if any), President or Board of Directors.

SECTION 8. ADDITIONAL POWERS OF OFFICERS. - In addition to the powers specifically provided in these By-Laws, each officer (including officers other than those referred to in these By-Laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

  SECTION 9. SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

ARTICLE V


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CAPITAL STOCK

SECTION 1. FORM AND EXECUTION OF CERTIFICATES - Certificates or stock shall be in such form as required by the Business Corporation Law of New York as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman of the Board (if any), President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

SECTION 2. TRANSFER. - Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by an attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

SECTION 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties, if any, as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

SECTION 4. RECORD DATE. - In lieu of closing the books of the Corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty (50) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

SECTION 5. NO PREEMPTIVE RIGHTS - The holders of the Common Stock of the Corporation shall have no preemptive rights with respect to issuance of Common Stock or any other class of equity shares of the Corporation, nor with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class.

SECTION 6. CALLS FOR PAYMENT OF SUBSCRIPTIONS. - The Board of Directors may, from time to time, authorize and call for the payment, by subscribers, for all shares of Common Stock of the Corporation for which they have subscribed. The Board of Directors, shall in its discretion, determine the time of such calls and the amounts thereof. Call for payment by the Board shall be written notice to subscribers specifying the amount thereof and subscribers shall make payment to the Corporation within 30 days of such notice.

SECTION 7. OBLIGATIONS UPON TRANSFER OF SHARES. - Any transferee of the Corporation's stock must assume in writing all of the transferor's obligations under such transferor's subscription agreement, if there be one, with the Corporation. Upon a transfer of the Corporation's stock, the transfer will remain obligated for the remaining purchase price of shares he has subscribed for, in the event the transferee does not make payment on call.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. NATURE OF INDEMNITY. Subject to the provisions of Sections 721 through 725 of the Business Corporation Law of the State of New York:

A. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of

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     any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's' fees actually and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in the fact a financial profit or other advantage to which he was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 721 of the Business Corporation Law of the State of New York, or any successor provision.

B. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprises, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

C. The Corporation shall also indemnify any person made, or threatened to be made, party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fat a financial profit or other advantage to which he was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 721 of the Business Corporation Law of the State of New York, or any successor provision; except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

D. For the purpose of this Article VI, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be for a purpose which is not opposed to the best interests of the Corporation.

SECTION 2. SUCCESSFUL DEFENSE. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article VI shall be entitled to indemnification as authorized in Section 1.

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SECTION 3.   DETERMINATION THAT INDEMNIFICIATION IS PROPER.  Except as provided in Section 2 of this Article VI, any indemnification under Section 1 of this
Article VI, unless ordered by the court, shall be made by the Corporation, only if authorized in a specific case.

(1) by the Board of Directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, upon a finding that the director or officer has met the standard of conduct set forth in Section 1 of this Article VI,

(2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested director so directs:

(A) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 1 has been met by such director or officer, or

(B) by the shareholders upon a finding that the director or officer has been met the applicable standard of conduct set forth in such Section 1.

SECTION 4. ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specified case, expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount of an appropriate portion thereof if it is ultimately found, under the procedure set forth in this Article VI, that he is not entitled to any indemnification or to indemnification to the full extent of the expenses advanced by the Corporation.


SECTION 5.     SURVIVAL; PRESERVATION OF OTHER RIGHTS.
The foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal of modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification and advancement of expenses provided this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Corporation or these By-Laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by Article VI; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a final profit or other advantage to which he was to legally entitled.

SECTION 6. SEVERABILITY. If this Article VI or any portion hereof shall be invalidated on any ground by any court of component jurisdiction, then the Corporation shall nevertheless indemnify each employee or agent of the Corporation as to cots, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by an

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applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7. SUBROGATION. In the event of payment of indemnification to a person described in Section 1 of this Article VI, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 8. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against a person described in Section 1 of this Article VI to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII
MISCELLANEOUS

SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the Corporation from the surplus or net profits available therefor.

SECTION 2. SEAL. The Board of Directors shall provide a suitable corporate seal which shall be kept in charge of the Secretary and shall be used as authorized by these By-Laws.

SECTION 3. FISCAL YEAR. - The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as may be determined by the Board of Directors.

The funds of the Corporation shall be deposited in such depositories, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-Laws to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, with postage thereon prepaid, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation, and, unless otherwise indicated herein, such notice shall be deemed to have been given on the day of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication, and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

Any notice required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, may be waived by the person entitled thereto, in writing, or by telegram, telex or similar communication, whether before or after the time such notice is required to be given, and the presence of any person at a meeting shall constitute a waiver of notice thereof as to such person, unless such person appears solely to object to the lack of notice.

SECTION 6. CONSTRUCTION. - Whenever used in these By-Laws, the masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is otherwise required by the context.

ARTICLE VIII
AMENDMENTS

SECTION 1. BY SHAREHOLDERS. - These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires larger vote) of the outstanding stock having voting power, present either in person or proxy, provided notice of the amendment is included in the notice of waiver of notice of such meeting and provided, further,

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


that such amendment does not contravene, impair or otherwise conflict with any provision of the Shareholder's Agreement or the Finkelstein Shareholders Agreement.

SECTION 2. BY DIRECTORS. Subject to Article III, Section 2 hereof, the Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders and provided, further, that such amendment does not contravene, impair or otherwise conflict with any provision of the Shareholders Agreement or the Finkelstein Shareholders Agreement.

SECTION 3. AMENDMENTS TO BE CONSISTENT WITH APPLICABLE LAW. Any amendment of these By-Laws shall be consistent with the Certificate of Incorporation of the Corporation and provisions of applicable law the in effect.